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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITOR'S CONSENT

The Board of Directors of Household International, Inc.

     We consent to the use of our audit report dated August 27, 2002 with respect to the consolidated balance sheets of Household International, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in preferred stock and common shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and our separate report dated August 27, 2002 with respect to the related schedule, incorporated by reference herein in Amendment No. 1 to the Registration Statement on Form F-4 of HSBC Holdings plc, which reports appear in the Annual Report on Form 10-K/A of Household International, Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                                     /s/ KPMG LLP

Chicago, Illinois
January 31, 2003